SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Northern Lights Fund Trust

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person (s) Filing Proxy Statement, if Other Than the Registrant)

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Ascendant Natural Resources Fund

a series of

Northern Lights Fund Trust

17605 Wright Street

Omaha, NE 68154-1150

(631) 470-2600

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held [MARCH 3, 2014]

Dear Shareholders:

The Board of Trustees of the Northern Lights Fund Trust, an open-end management investment company organized as a Delaware statutory trust, has called a special meeting of the shareholders of the Ascendant Natural Resources Fund  (the “Fund”), to be held at the offices of the Trust’s administrator, 80 Arkay Drive, Suite 110, Hauppauge, NY  11788, on [MARCH 3, 2014] at [TIME] a.m., Eastern Time, for the following purposes:

1.  To approve a new investment advisory agreement (the "New Advisory Agreement") by and between the Trust, on behalf of the Fund, and Ascendant Advisors, LLC, the current investment adviser to the Fund.

2.

To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Shareholders of record at the close of business on [RECORD DATE] are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on [MARCH 3, 2014].

A copy of the Notice of Shareholder Meeting, the Proxy Statement (including the proposed advisory agreement) and Proxy Voting Ballot are available at www.ascendantfunds.com.

By Order of the Board of Trustees

James P. Ash, Esq., Secretary

[PROXY DATE]

YOUR VOTE IS IMPORTANT

To assure your representation at the meeting, please complete the enclosed proxy and return it promptly in the accompanying envelope or by calling the number listed on your proxy card, whether or not you expect to be present at the meeting.  If you attend the meeting, you may revoke your proxy and vote your shares in person.

Ascendant Natural Resources Fund

a series of

Northern Lights Fund Trust

with its principal offices at

17605 Wright Street

Omaha, NE 68154-1150

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PROXY STATEMENT

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SPECIAL MEETING OF SHAREHOLDERS

To Be Held [MARCH 3, 2014]

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INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board” or the “Trustees”) of the Northern Lights Fund Trust (the “Trust”) on behalf of the Ascendant Natural Resources Fund (the “Fund”), for use at the Special Meeting of Shareholders of the Trust (the “Meeting”) to be held at the offices of the Trust’s administrator, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788 on [March 3, 2014] at [TIME] a.m., Eastern Time, and at any and all adjournments thereof.  The Notice of Meeting, Proxy Statement, and accompanying form of proxy will be mailed to shareholders on or about [PROXY DATE].

The Meeting has been called by the Board of Trustees of the Trust for the following purposes:

1.

To approve a new investment advisory agreement ("New Advisory Agreement") by and between the Trust, on behalf of the Fund, and Ascendant Advisors, LLC, the current investment adviser to the Fund.

2.

To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on [RECORD DATE] (the “Record Date”) are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof.

A copy of the Fund’s most recent annual or semi-annual report, including financial statements and schedules, is available at no charge by sending a written request to the Ascendant Natural Resources Fund, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788 or by calling 1-855-527-2363.

PROPOSAL I

APPROVAL OF A NEW INVESTMENT ADVISORY AGREEMENT BY AND BETWEEN

THE TRUST AND ASCENDANT ADVISORS, LLC

Background

The Fund currently pursues its investment strategy by investing all of its assets in another mutual fund called the Ascendant Natural Resources Master Fund (the “Master Fund”).  The Master Fund has the same investment objective as the Fund and invests primarily in the common stock of natural resource companies. This structure is called a “master-feeder” structure and the Fund is called the “feeder fund” because it “feeds” into the Master Fund.  On [DATE], the Trustees resolved to close the Master Fund and end the Fund’s master-feeder structure, subject to shareholder approval of a new investment advisory agreement (the “New Advisory Agreement”) between the Trust, on behalf of the Fund, and Ascendant Advisors, LLC (“Ascendant”), which takes into account the Fund’s new structure.

The current investment advisory agreement (the “Current Advisory Agreement”) with Ascendant was created in contemplation of the Fund’s previous master-feeder structure.  Pursuant to the Current Advisory Agreement, the Fund and the Master Fund pays Ascendant an aggregate annual advisory fee equal to 1.35%.  This aggregate fee is comprised of an annual advisory fee equal to 0.50% of the Fund's average daily assets and an annual advisory fee equal to 0.85% of the Master Fund's average daily assets.

 Approval of the New Advisory Agreement will not result in an increase in the aggregate fee paid to Ascendant.  The New Advisory Agreement is substantially similar in all material respects to the Current Advisory Agreement, except that the Fund will pay Ascendant one annual advisory fee equal to 1.35% of the Fund’s average net assets and the date of its execution, effectiveness, and termination have changed.  The Trust anticipates that terminating the master-feeder structure will result in lowering the overall expenses of implementing the Fund’s investment strategy.  If the New Advisory Agreement is approved by shareholders, the Fund will no longer invest in the Master Fund. Instead the Fund will invest directly in the common stock of natural resources companies. In addition, rather than receiving an advisory fee from both the Fund and the Master Fund, Ascendant will only receive a fee from the Fund.

The Advisory Agreements

Under the terms of the Current Advisory Agreement, Ascendant receives an annual fee from the Fund, accrued daily and paid monthly, equal to 0.50% of the Fund’s average daily net assets, while the Master Fund pays an annual advisory fee, accrued daily and paid monthly, equal to 0.85% of the Master Fund's average daily assets.  As all of the Fund’s assets are invested in the Master Fund and are thus subject to the advisory fee paid by the Master Fund, the total advisory fee paid by the Fund to Ascendant is equal to 1.35% of the Fund’s average daily net assets.

For such compensation, Ascendant, at its expense, continuously furnishes an investment program for the Fund, makes investment decisions on behalf of the Fund, and places all orders for the purchase and sale of portfolio securities, subject to the Fund’s investment objectives, policies, and restrictions, and such policies as the Trustees may determine.  Ascendant had contractually agreed to reduce its fees and to reimburse expenses (the “Expense Limitation Agreement”), at least until [January 31, 2015], to ensure that Net Annual Fund Operating Expenses (exclusive of any front-end or contingent deferred loads, brokerage fees and commissions, acquired fund fees and expenses; borrowing costs (such as interest and dividend expense on securities sold short);  taxes; and extraordinary expenses, such as litigation expenses) will not exceed 2.60% for Class A Shares, 3.35% for Class C Shares and 2.35% for Class I Shares of the

Fund's average daily net assets.  The Expense Limitation Agreement also provides that fee waivers and expense reimbursements are subject to possible recoupment from the Fund in future years on a rolling three year basis (within the three years after the fees have been waived or reimbursed) if such recoupment can be achieved within the foregoing expense limits.

Subject to shareholder approval, the Trust will enter into the New Advisory Agreement with Ascendant.  The New Advisory Agreement is substantially similar in all material respects to the Current Advisory Agreement, except for the advisory fee paid to Ascendant and the date of its execution, effectiveness, and termination, both detailed below.  Under the terms of the New Advisory Agreement, Ascendant will receive an annual fee from the Fund, accrued daily and paid monthly, equal to 1.35% of the Fund’s average daily net assets. This advisory fee is identical to the aggregate fee paid by the Fund when considering the Fund’s previous master-feeder structure.

The New Advisory Agreement will become effective upon approval by the shareholders of the Fund.  The New Advisory Agreement provides that it will continue in force for an initial period of two years, and from year to year thereafter, but only so long as its continuance is approved at least annually by (i) the Board or (ii) a vote of a majority of the outstanding voting securities of the Fund, provided that in either event continuance is also approved by a majority of the Independent Trustees (defined below), by a vote cast in person at a meeting called for the purpose of voting such approval.  The New Advisory Agreement automatically terminates on assignment and is terminable on not more than 60 days’ notice by the Fund.

The New Advisory Agreement, like the Current Advisory Agreement, provides that Ascendant  shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties.

The New Advisory Agreement is attached as Appendix A.  You should read the New Advisory Agreement.  The description in this Proxy Statement of the New Advisory Agreement is only a summary.

The sole shareholder of the Fund last approved the Current Advisory Agreement on [________], [___].  The Current Advisory Agreement was renewed for an additional year by the Board of Trustees, including a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) (the “Independent Trustees”), at a meeting of the Board held on September 24, 2013.

During the fiscal year ended September 30, 2013, under the Current Advisory Agreement, the Fund paid Ascendant, as adviser to the Fund and the Master Fund,  a total of [  ] in advisory fees.  Had the New Advisory Agreement been in effect during the same time period, the aggregate amount Ascendant would have received would not have changed.

Information Concerning Ascendant

Ascendant is a limited liability company organized under the laws of the State of Texas and located at Four Oaks Place, 1330 Post Oak Blvd., Suite 1550, Houston, TX 77056.  The names, titles, addresses, and principal occupations of the principal executive officers of Ascendant are set forth below:

Name and Address*:	Title:	Principal Occupation:
Todd Smurl	President & CIO	President of Ascendant Advisors, LLC and Portfolio Manager
J. Philip Ferguson	Chairman; Investment Committee	Chairman of Ascendant Advisors, LLC and Portfolio Manager
James H. Lee	Managing Member	President, Ascendant Advisors Group, LLC

* Each officer address is in care of Ascendant Advisors, LLC, Four Oaks Place, 1330 Post Oak Blvd., Suite 1550, Houston, TX 77056.

Evaluation by the Board of Trustees

At a meeting of the Board of Trustees held on December 10, 2013, the Board, including the Independent Trustees, deliberated whether to approve the New Advisory Agreement with Ascendant.  The Trustees relied upon the advice of Counsel, and their own business judgment in determining the material factors to be considered in evaluating the New Advisory Agreement and the weight to be given to each such factor.  The Trustees’ conclusions were based on an evaluation of all of the information provided and were not the result of any one factor.  Moreover, each Trustee may have afforded different weight to the various factors in reaching his conclusions with respect to the Agreement.  The following summarizes the Trustees’ review process and the information on which their conclusions were based.

Nature, Extent and Quality of Services.  The Trustees discussed Ascendant’s history noting it was founded in 1970, and manages approximately $84 million in assets for high net worth families and institutions, providing active portfolio management of various strategies through several platforms including separately managed accounts, asset allocation strategies and mutual funds.  The Trustees reviewed and acknowledged that the key investment personnel responsible for servicing the Fund have impressive credentials which they obtained over 20 years of financial industry experience in portfolio management, trading and compliance and that key personnel had remained in place since the last contract approval.  They noted that Ascendant provides research, analysis, execution, compliance and marketing services to the Fund.  The Trustees discussed that Ascendant had developed proprietary research methods that utilize quantitative, qualitative and objective research and analysis conducted on both technical and fundamental data.  This research is used to identify securities expected to outperform the market during specific time periods and to modify the holdings to conform to what its research identifies to be more attractive investments.  Recognizing that not all investment strategy risk can be eliminated, the Trustees were satisfied that Ascendant has an investment committee that sets the Fund’s sector asset allocations based on their view of the macroeconomic market environment, and also sets portfolio risk controls, the investment guidelines, and provides investment monitoring.  The Trustees noted that no material compliance or litigation issues had arisen since the Trustees’ last review.  The Trustees considered the significant extent of financial industry experience and an investment philosophy built around premium research, and the Trustees were comfortable that Ascendant will continue to provide high quality service to the Fund and its shareholders.

Performance.  The Trustees noted the Fund outperformed the Morningstar Natural Resources Category average over the last one year (3.99% versus 3.85%) and since inception (9.67% versus 8.73%), and outperformed its peer group since inception (6.42%).  They further noted the Fund’s recent underperformance relative to its peer group (6.46%), as well as its underperformance relative to the S&P North American Natural Resource Sector Index over the 1-year period (7.19%) and since inception (12.24%).  The Trustees considered that the recent underperformance was partially due to the Fund’s strategic long-term allocations to timber and agribusiness, which Ascendant believes offer excellent future growth opportunities.  After further discussion, the Trustees agreed that Ascendant is achieving the Fund’s objective and its performance is acceptable.

Fees and Expenses.   The Trustees noted the Fund’s advisory fee of 1.35% is equal to the highest in its peer group (average 0.99%) and higher than Morningstar category average of 0.85%.  They considered, however, that the Fund’s net expense ratio has trended downward as the Fund’s assets grow, and agreed that they would expect that trend to continue as the Fund continues to grow.  The Trustees also noted that the strategy itself is labor intensive.  The Trustees discussed the expense limitation agreement currently in place and noted Ascendant intends to renew the agreement.  After further discussion, in light of the size of the Fund and the expense limitations currently in place, the Trustees agreed that the advisory fees of Fund were not unreasonable.

Economies of Scale.  The Trustees considered that Ascendant has been subsidizing the Fund for over 2 years and noted that economies of scale are unlikely to be truly realized until Ascendant is able to recapture its fees.  The Trustees noted that Ascendant estimated economies of scale will be realized for the Fund at approximately $100 million in Fund assets. They noted Ascendant indicated its willingness to consider breakpoints as the Fund’s assets grow. After discussion, the Trustees agreed that the absence of breakpoints was acceptable at this time.

Profitability.    The Trustees considered the estimated profits realized by Ascendant in connection with the operation of the Fund and whether the amount of profit is a fair entrepreneurial profit with respect to the services provided to the Fund.  They noted that Ascendant is reimbursing expenses in an amount greater than advisory fees received from the Fund.  The Trustees reviewed a profitability analysis provided by Ascendant and noted that, based on the information provided, Ascendant is not realizing a profit from its relationship with the Fund.

As a result of their considerations, the Board of Trustees, including all of the Independent Trustees, determined that the proposed New Advisory Agreement is in the best interests of the Fund and its shareholders.  Accordingly, the Board of Trustees, by separate vote of the Independent Trustees and the a majority of the Board of Trustees, unanimously approved the New Advisory Agreement and voted to recommend it to shareholders for approval.

Accordingly, the Board of Trustees of the Trust, including the Independent Trustees, recommends that shareholders of the Fund vote “FOR” approval of the New Advisory Agreement.

OTHER INFORMATION

OPERATION OF THE FUND

The Fund is a non-diversified series of the Northern Lights Fund Trust, an open-end investment management company organized as a Delaware statutory trust and formed by an Agreement and Declaration of Trust on January 19, 2005. The Trust’s principal executive offices are located at 17605 Wright Street, Omaha, NE 68154-1150.  The Board of Trustees supervises the business activities of the Fund.  Like other mutual funds, the Fund retains various organizations to perform specialized services.  The Fund currently retains Ascendant as Fund manager and investment adviser. Northern Lights Distributors, LLC, located at 17605 Wright Street, Omaha, Nebraska 68130, serves as principal underwriter and distributor of the Fund.  Gemini Fund Services, LLC, provides the Fund with transfer agent, accounting, and administrative services.  Northern Lights Compliance Services provides the Fund with compliance services.

THE PROXY

The Board of Trustees solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting.  A proxy for voting your shares at the Meeting is enclosed. The shares represented by each valid proxy received in time will be voted at the Meeting as specified. If no specification is made, the shares represented by a duly executed proxy will be voted: for approval of the proposed New Advisory Agreement and, at the discretion of the holders of the proxy, on any other matter that may come before the meeting that the Trust did not have notice of a reasonable time prior to the mailing of this Proxy Statement.  You may revoke your proxy at any time before it is exercised by (1) submitting a duly executed proxy bearing a later date, (2) submitting a written notice to the President of the Trust revoking the proxy, or (3) attending and voting in person at the Meeting.

VOTING SECURITIES AND VOTING

As of the Record Date, there were the number of shares of beneficial interest of the Fund issued and outstanding as set forth below: [TO BE COMPLETED]

Fund	Shares Issued and Outstanding

All shareholders of record of the Fund on the Record Date are entitled to vote at the Meeting on Proposal 1. Each shareholder is entitled to one (1) vote per share held, and fractional votes for fractional shares held, on any matter submitted to a vote at the Meeting.

An affirmative vote of the holders of a majority of the outstanding shares of a Fund is required for the approval of the proposed New Advisory Agreement.  As defined in the 1940 Act, a vote of the holders of a majority of the outstanding shares of a Fund means the vote of (1) 67% or more of the voting shares of the Fund present at the meeting, if the holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy, or (2) more than 50% of the outstanding voting shares of the Fund, whichever is less.

Broker non-votes and abstentions will be considered present for purposes of determining the existence of a quorum and the number of shares of the Fund represented at the Meeting, but they are not affirmative votes for any proposal.  As a result, with respect to approval of the proposed New Advisory Agreement, non-votes and abstentions will have the same effect as a vote against the proposal because the required vote is a percentage of the shares present or outstanding.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

To the best knowledge of the Trust, except as listed below, there were no Trustees or officers of the Trust or other shareholders who were the beneficial owners of more than 5% of the outstanding shares of any Fund on the Record Date. As of the Record Date, the Trust knows of no other person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) that beneficially owns more than 5% of the outstanding shares of any Fund.

The record owners of more than 5% of the outstanding shares of the Fund on the Record Date are listed in the following table.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Fund
[_____________________]	[_____________________]	[____]%

[_____________________]	[_____________________]	[____]%
[_____________________]	[_____________________]	[____]%

Shareholders owning more than 25% of the shares of a Fund are considered to “control” the Fund, as that term is defined under the 1940 Act.  Persons controlling a Fund can determine the outcome of any proposal submitted to the shareholders for approval.  [As a group, the Trustees and officers of the Trust owned less than 1% of the outstanding shares of the Fund as of the Record Date.  As a result, the Trustees and officers as a group are not deemed to control the Fund.]

SHAREHOLDER PROPOSALS

The Trust has not received any shareholder proposals to be considered for presentation at the Meeting.  Under the proxy rules of the SEC, shareholder proposals may, under certain conditions, be included in the Trust’s Proxy Statement and proxy for a particular meeting.  Under these rules, proposals submitted for inclusion in the Trust’s proxy materials must be received by the Trust within a reasonable time before the solicitation is made.  The fact that the Trust receives a shareholder proposal in a timely manner does not ensure its inclusion in its proxy materials, because there are other requirements in the proxy rules relating to such inclusion.  You should be aware that annual meetings of shareholders are not required.  Any shareholder proposal should be sent to James P. Ash, Esq., Secretary, Northern Lights Fund Trust, c/o Gemini Fund Services, LLC, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788.

COST OF SOLICITATION

The Board of Trustees of the Trust is making this solicitation of proxies.  The Trust has engaged [ ], a proxy solicitation firm (the “Proxy Solicitor”), to assist in the solicitation.  The estimated fees anticipated to be paid to the Proxy Solicitor for solicitation services are approximately $[__]  The cost of preparing and mailing this Proxy Statement, the accompanying Notice of Special Meeting and proxy and any additional materials relating to the meeting and the cost of soliciting proxies will be borne by [Ascendant].  In addition to solicitation by mail, the Trust will request banks, brokers and other custodial nominees and fiduciaries, to supply proxy materials to the respective beneficial owners of shares of the Fund of whom they have knowledge, and Ascendant will reimburse them for their expenses in so doing.  Certain officers, employees and agents of the Trust and Ascendant may solicit proxies in person or by telephone, facsimile transmission, or mail, for which they will not receive any special compensation.

OTHER MATTERS

The Trust’s Board of Trustees knows of no other matters to be presented at the Meeting other than as set forth above.  If any other matters properly come before the meeting that the Trust did not have notice of a reasonable time prior to the mailing of this Proxy Statement, the holders of the proxy will vote the shares represented by the proxy on such matters in accordance with their best judgment, and discretionary authority to do so is included in the proxy.

PROXY DELIVERY

If you and another shareholder share the same address, the Trust may only send one Proxy Statement unless you or the other shareholder(s) request otherwise.  Call or write to the Trust if you wish to receive a separate copy of the Proxy Statement, and the Trust will promptly mail a copy to you.  You may also call or write to the Trust if you wish to receive a separate proxy in the future or if you are receiving multiple copies now and wish to receive a single copy in the future.  For such requests, call the Trust at (631) 470-2600, or write the Trust at 17605 Wright Street, Omaha, NE 68154-1150.

Important Notice Regarding the Availability of Proxy materials for the Shareholder Meeting to be Held on [MARCH 3, 2014]

A copy of the Notice of Shareholder Meeting, the Proxy Statement (including a copy of the proposed advisory agreement), and Proxy Card are available at www.ascendantfunds.com.

BY ORDER OF THE BOARD OF TRUSTEES

James P. Ash, Esq., Secretary

Dated [PROXY DATE]

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE OR CALL THE NUMBER LISTED ON YOUR PROXY CARD.

Appendix A

INVESTMENT ADVISORY AGREEMENT

By and Between

NORTHERN LIGHTS FUND TRUST

 and

ASCENDANT ADVISORS, LLC

[INSERT]

Northern Lights Fund Trust

17605 Wright Street, Omaha, NE 68154-1150

Ascendant Natural Resources Fund

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD [DATE]

The undersigned, revoking previous proxies, if any, with respect to the shares described below, hereby appoints Andrew Rogers, Kevin E. Wolf and James P. Ash each the attorney, agent, and proxy of the undersigned, with full power of substitution, to vote at the Special Meeting of Shareholders (the “Meeting”) of Northern Lights Fund Trust (the “Trust”) to be held at the offices of the Trust’s administrator, 80 Arkay Drive, Suite 110, Hauppauge, NY  11788 on [DATE and TIME], Eastern time, and at any and all adjournments thereof, all shares of beneficial interest of the Ascendant Natural Resources Fund (the “Fund”), on the proposals set forth regarding the approval of: (i) a new investment advisory agreement between the Trust, on behalf of the Fund, and Ascendant Advisors, Inc. and (ii) any other matters properly brought before the Meeting.

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED HEREIN BY THE SIGNING SHAREHOLDER(S).  IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THIS PROXY WILL BE VOTED “FOR”: (I) THE NEW ADVISORY AGREEMENT; AND (II) IN THE APPOINTED PROXIES’ DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.  The undersigned acknowledges receipt with this Proxy Statement of the Board of Trustees.  Your signature(s) on this should be exactly as your name(s) appear(s) on this Proxy.  If the shares are held jointly, each holder should sign this Proxy.  Attorneys-in-fact, executors, administrators, trustees, or guardians should indicate the full title and capacity in which they are signing.

_______________________________________

Signature        Date

_______________________________________

Signature of Joint Shareholder    Date

▲  FOLD HERE  PLEASE DO NOT TEAR ▲

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF TRUSTEES, AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING IN PERSON AND VOTING AT THE MEETING.

TO VOTE, MARK ONE BOX IN BLUE OR BLACK INK.  Example: ☒

	FOR	AGAINST	ABSTAIN
1. To approve the New Advisory Agreement between the Trust and Ascendant Advisors, LLC.	□	□	□

______________________________________________________________

A copy of the Proxy Statement and sample Proxy Ballot are available online at: www.proxyvote.com

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.  PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.